UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 25, 2019

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38906	83-2771572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

412 West 15th Street, Floor 9 New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 343-9280

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	HSACU	The NASDAQ Stock Market LLC
Shares of Common Stock, $0.0001 par value, included as part of the Units	HSAC	The NASDAQ Stock Market LLC
Warrants included as part of the Units	HSACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2019, Health Sciences Acquisitions Corporation (“HSAC”) received the unfortunate news that Mark Schoenebaum, one of HSAC’s independent directors, had passed away. HSAC would like to provide its sincere condolences to the family of Dr. Schoenebaum. Dr. Schoenebaum was a luminary in the biopharma industry and a wonderful friend to HSAC’s management and Board. He will be missed by all officers, directors, and affiliates of HSAC.

Given that HSAC continues to meet applicable Nasdaq listing requirements, it does not currently intend to seek a replacement for Dr. Schoenebaum on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2019

HEALTH SCIENCES ACQUISITIONS CORPORATION

By:	/s/ Roderick Wong
Name:	Roderick Wong, MD
Title:	Chief Executive Officer

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